Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-60725, 333-76422, 333-81371, 333-84160, 333-84556, and 333-90798), Form S-4 (No. 333-69524), and Registration Statements on Form S-8 (Nos. 33-26884, 33-57003, 33-65437, 333-15115, 333-15117, 333-66266, 333-67835, 333-86455, 333-90806, 333-101674, and 333-101975) of Compass Bancshares, Inc. of our report dated February 25, 2005, except for the restatement described in Note 1 to the consolidated financial statements and the matter described in the penultimate paragraph of “Management’s Report on Internal Control Over Financial Reporting”, as to which the date is January 10, 2006, relating to the financial statements, Management’s Assessment of the Effectiveness of Internal Control Over Financial Reporting and the Effectiveness of Internal Control over Financial Reporting, which appears in this Form 10-K/A.
/s/PricewaterhouseCoopers LLP
Birmingham, Alabama
January 10, 2006